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                                                                   EXHIBIT 10.42

Summary of Compensation Arrangements with Executive Officers

The following summarizes the compensation and benefits received by the Chief Executive Officer of PRG-Schultz International, Inc. ("the Company") and the Company's other four most highly compensated executive officers (the "Named Executive Officers") as of December 31, 2005.

The Named Executive Officers of the Company all have written Employment Agreements with the Company which are filed as exhibits to this Form 10-K. This summary includes only certain portions of the compensation provisions of the Employment Agreements, which set forth other important terms and conditions of the officers' employment arrangements including certain restrictive covenants and tax provisions. The Named Executive Officers are also party to the Company's standard form of Indemnification Agreement, a copy of which is filed as an exhibit to this 10-K.

This summary is intended to be a summary of existing arrangements, and in no way is intended to provide any additional rights to any of the Named Executive Officers.

Base Salaries

The 2005 annual base salaries for the Company's Named Executive Officers were as follows:

James B. McCurry, President and Chief Executive Officer          $500,000

James E. Moylan, Jr.,
Executive Vice President, Finance, Chief Financial Officer and
Treasurer                                                        $375,000

Larry Robinson,
Senior Vice President, Asia-Pacific, Latin America and Canada
Operations                                                       $355,252

Bradley T. Roos, Senior Vice President, Europe Operations        $308,000

James L. Benjamin, Executive Vice President, U.S. Operations     $300,000

Annual Incentive Compensation

2005 Management Incentive Plan.

All of the Named Executive Officers were eligible to participate in the Company's 2005 Management Incentive Plan, which provides annual incentives for executive management by giving them an opportunity to earn bonuses based upon performance criteria selected by the Compensation Committee, which may include Company EBIT, Company revenues, Company operating income, and specific business performance objectives. The Compensation Committee

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reserves discretion to adjust bonuses upwards or downwards under the Management
Incentive Plan, and may award discretionary bonuses outside of the Management Incentive Plan.

2005 bonuses.

The following Named Executive Officers received bonuses during the first quarter of 2006 with respect to 2005 as follows:

James B. McCurry   $154,808*

Larry Robinson     $ 55,095

*    Pursuant to employment agreement

2006 Bonus Plan.

The Named Executive Officers, other than Mr. Moylan, whose employment by the Company terminated on February 10, 2006, have all been granted an opportunity to earn bonuses based on the Company's 2006 Bonus Plan. Under the 2006 Bonus Plan bonuses are earned only after the Company's consolidated 2006 EBITDA before certain one time charges reaches a specified minimum level. Bonuses are paid annually.


Termination Benefits

All of the Named Executive Officers currently employed by the Company are entitled to certain termination benefits upon termination of employment with the Company under certain circumstances. The terms of their termination benefits are specified in their Employment Agreements, as amended by the Change of Control and Restrictive Covenant Agreements, copies of which are filed as exhibits to this Form 10-K.

Stock Options and Other Equity Awards

The Named Executive Officers currently employed by the Company are eligible to receive options and restricted stock under the Company's stock incentive plan, in such amounts and with such terms and conditions as determined by the Committee at the time of grant. The Company's incentive plans and standard forms of option agreements are filed as exhibits with this Form 10-K.

Automobile Allowance

The Named Executive Officers received annual automobile allowances in 2005 in the amounts set forth below, as provided in their Employment Agreements, copies of which are filed as exhibits to this 10-K:

Jim Moylan       $20,000

Larry Robinson   $16,015

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
Brad Roos        $15,000

Jim Benjamin     $15,000

NOTE: The annual auto allowance is being added into the base salary as of January 1, 2006 effected by oral amendment to Mr. Benjamin's and Mr. Roos' written Executive Agreement.

Other Benefits

The Named Executive Officers currently employed by the Company are also entitled to participate in the Company's regular employee benefit programs, including a 401(k) plan, group medical and dental coverage and other group benefit plans. Mr. Robinson is also entitled to additional life insurance benefits.